This business combination involves the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

This document has been translated from part of the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damage arising from the translation.

(Securities Identification Code: 1816)
June 8, 2012

To Our Shareholders,

President and Representative Director Toshiaki Nomura ANDO Corporation 3-12-8 Shibaura, Minato-ku, Tokyo

Notice of Convocation of the 95th Annual Meeting of Shareholders

Dear Shareholders:

Please be advised that the 95th Annual Meeting of Shareholders of ANDO Corporation (“the Company”) will be held as set forth below. You are cordially requested to attend the meeting.

If you are unable to attend the meeting, you may exercise your voting rights in writing, andin such case we would request you to fill in the enclosed Voting Rights Exercise Form to indicate your consent or dissent for the agenda items and send back to us by 5:30 pm of June 27, 2012 (Wed) after due review of the accompanying Reference Documents for the Annual Meeting of Shareholders.

1.	Date	Thursday, June 28, 2012 at 10 AM.

2.	Location	7th Floor Meeting room at the Head Office (3-12-8 Shibaura, Minato-ku, Tokyo) (Please refer to the following access map)

3.	Objectives
Reporting Items
1. 95th Report on Business Results (for the period from April 1, 2011 To March 31, 2012), Consolidated Financial Statements and Auditor’s Report on Consolidated Financial Statements by both the Independent Auditors and the Board of Statutory Auditors

2. 95th Report on Financial Statements (for the period from April 1, 2011 To March 31, 2012)

Resolution Items

Item 1	Approval of the Merger Agreement between the Company and HAZAMA CORPORATION

Item 2	Appropriation of surplus

Item 3	Election of Eight (8) Directors

Item 4	Election of Two (2) Statutory Auditors

1.
“Notes to Consolidated Financial Statements” of Consolidated Financial Statements and “Notes to Financial Statements” of Financial Statements have been posted on the Company’s website (http://www.ando-corp.co.jp/) in accordance with laws and regulations as well as the Articles of Incorporation of the Company, and the attached documents therefore do not include such information.

2.
If we need to revise the attached documents or the Reference Documents for the Annual Meeting of Shareholders, the revised information will be posted on the Company’s website (http://www.ando-corp.co.jp/).

3.	For further details on resolution items regarding merger agreement and dividend of surplus, please visit the Company’s website (http://www.ando-corp.co.jp/).
4.	If you attend the meeting in person, please submit the enclosed Voting Rights Exercise Form at the venue’s reception.

Reference Materials for Shareholders’ Meeting

Resolution Items and relevant reference matters

Item 1: Approval of the Merger Agreement between the Company and HAZAMA CORPORATION.
　At meetings of the Board of Directors of both the Company and HAZAMA CORPORATION (hereafter, “HAZAMA”) held on May 24, 2012, both companies resolved to enter into, and entered into, a merger agreement (the “Merger Agreement”) under which the Company and HAZAMA will merge, with HAZAMA as the surviving company (the “Merger”).
　As such, the Company asks for your approval of the Merger Agreement.
　The effective date of the Merger (the “Effective Date”) is planned to be April 1, 2013, and with the approval of this Item, the common stock of the Company is scheduled to be delisted from the Tokyo Stock Exchange on March 27, 2013 (final trading day on March 26, 2012), in accordance with its delisting provisions.

1. Reasons for the Merger
In Japan, as a growing number of repair and reconstruction projects are under way in areas affected by the Great East Japan Earthquake, it is expected that government investment in construction will increase and private-sector investment in construction will recover gradually. Despite this, the business environment for the construction industry is still difficult, as construction investment has remained at low levels since the financial crisis of 2008.

After concluding a capital and business tie-up agreement in 2003, the Company and HAZAMA have built a long-term relationship of trust and cooperation. Now both companies have agreed that the best way for them to achieve sustainable growth is to go beyond this relationship by merging their business operations to expand their scope of business, streamline operations, boost efficiency, and thereby enhance profitability. As such, both companies today signed the Merger Agreement.

Through the Merger, the Company and HAZAMA will complement each other by harnessing their prior track records of achievement and as a result generate synergistic effects through their technological strength, marketing power, and cost competitiveness and strengthen their business operations and improve their efficiency. At the same time, the new company will aim for further expansion overseas and the development of foundations for new business initiatives. Through these measures, the new company will strive to enhance its profitability, financial soundness, and corporate value and to build a stronger business base that supports further development and growth.

2. Contents of the Merger Agreement
The following are the contents of the Merger Agreement entered into by the Company and HAZAMA on May 24, 2012.

Merger Agreement (Copy)

This merger agreement (hereinafter referred to as this “Agreement”) is made and entered into by and between HAZAMA CORPORATION (hereinafter referred to as “HAZAMA”) and ANDO Corporation (hereinafter referred to as “ANDO”) on an equal footing basis, with respect to the merger of HAZAMA and ANDO (hereinafter referred to as the “Merger”, wherein HAZAMA shall be referred to as the “Integrated Company” on and after the effective date of the Merger which is defined in Article 6.1 below - the same shall apply hereinafter)).

Article 1: Merger Method
HAZAMA and ANDO shall merge, in an absorption-type merger, with HAZAMA as the surviving company and ANDO as the company to be absorbed.

Article 2: Trade Names and Addresses of Companies Concerned
The trade names and addresses of the companies involved in the Merger shall be as follows.
(1)	Surviving company Trade name: HAZAMA CORPORATION Address: 2-2-5 Toranomon, Minato-ku, Tokyo

(2)	Company to be absorbed Trade name: ANDO Corporation Address: 3-12-8 Shibaura, Minato-ku, Tokyo

Article 3: Number and Allocation of Shares Delivered with Respect to the Merger
In the Merger, to the common stockholders (excluding shareholders who have made share purchase demands pursuant to Article 785 of the Companies Act, and excluding HAZAMA and ANDO) stated in ANDO’s final shareholder registry on the day immediately preceding the effective date 0.53 shares of HAZAMA common stock shall be delivered for each share of ANDO common stock they own.

Article 4: Shareholders’ Meetings to Approve the Merger Agreement
HAZAMA shall hold its extraordinary shareholders’ meeting and class meetings relating to HAZAMA’s common stock, Class I preferred stock, Class II preferred stock, Class III preferred stock, and Class IV preferred stock on or around July 20, 2012, and ANDO shall hold its general shareholders’ meeting on or around June 28, 2012 (hereinafter shareholders’ meetings prescribed in this Article shall be referred collectively to as “Shareholders’ Meetings to Approve Merger”). Both parties shall obtain approval of the Shareholders’ Meetings to Approve Merger with regard to this Agreement, and shall request a resolution with respect to matters necessary for the Merger.

Article 5: Matters concerning the Amount of Capital and Reserves
The Integrated Company’s capital following the Merger shall be 12,000 million yen, and the amount of reserves shall be decided following separate consultation between both parties in accordance with that prescribed in Articles 35 and 36 of the Ordinance on Accounting of Companies.

Article 6: Effective Date of Merger
1.	The effective date of the Merger shall be April 1, 2013 (hereinafter such date, including alterations pursuant to the following paragraph, shall be referred to as the “Effective Date”).

2.	If the need has arisen in Merger procedures, or due to other grounds, HAZAMA and ANDO may change the Effective Date provided for in the preceding paragraph, both parties having consulted.

Article 7: Dividend of Surplus
1.
ANDO may seek approval from ANDO’s Shareholders’ Meetings to Approve Merger, with regard to payment of dividends of surplus to common stockholders or registered pledgees of shares stated or recorded in ANDO’s final shareholder registry on March 31, 2013, in lieu of year-end dividends for the fiscal year ending March 31, 2013.

2.	If dividends of surplus are to be paid by ANDO pursuant to the preceding paragraph, the Integrated Company shall take over ANDO’s duty to pay such dividends.

Article 8: Granting of Voting Rights to ANDO’s Shareholders
HAZAMA shall, by the Effective Date and in accordance with the provisions of Article 124 (4) of the Companies Act, adopt a resolution of the Board of Directors to grant voting rights at the Integrated Company’s general shareholders’ meeting scheduled for June 2013, to ANDO’s common stockholders who have received the allotment and delivery of HAZAMA common stock at the time of Merger.

Article 9: Changes to Merger Conditions and the Cancellation of this Agreement
When, during the period up until the day immediately preceding the Effective Date, a material change has occurred to HAZAMA’s or ANDO’s financial situation or business situation due to a natural disaster or other grounds, material defects have been discovered in HAZAMA’s or ANDO’s financial situation, or any other event has occurred which hinders the achievement of objectives of the Merger, HAZAMA and ANDO may agree to change Merger conditions or cancel this Agreement, both parties having consulted.

Article 10: Effect of this Agreement
This Agreement shall cease to be effective when either of the following has arisen:
(1)
If it is objectively clear, in relation to prior notification pertaining to the Merger made to the Japan Fair Trade Commission pursuant to the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54, April 14, 1947, including subsequent amendments), that the waiting period relating to the Merger will not pass by the Effective Date; or

(2)
If it is objectively clear that approval of Shareholders’ Meetings to Approve Merger with regard to the execution of the Merger and other legal procedures necessary to execute the Merger will not be implemented by the Effective Date.

Article 11: Consultation
HAZAMA and ANDO shall resolve, through consultation in good faith, matters not provided for in this Agreement and any ambiguities in the interpretation of this Agreement.

In witness whereof, the parties hereto have caused this Agreement to be executed by their representatives in duplicate, each party retaining one (1) copy thereof respectively.

May 24, 2012

HAZAMA:
2-2-5, Toranomon, Minato-ku, Tokyo, Japan
HAZAMA CORPORATION
President and representative director: Toshio Ono

ANDO:
3-12-8, Shibaura, Minato-ku, Tokyo, Japan
ANDO Corporation
President and representative director: Toshiaki Nomura

3. Outline of Details under Article 182, Paragraph 1 (Excluding Items 5 and 6) of the Enforcement Regulations of the Companies Act
1.	Items related to suitability of merger consideration
i.	Items related to suitability of merger consideration and allotment ratio
The Company has judged as follows with regard to the suitability of merger consideration in the Merger Agreement.
a.	Details of merger consideration and allotment ratio
	HAZAMA (Surviving company)	ANDO (Company to be absorbed)
Details of Allotment in the Merger	Common stock 1	Common stock 0.53

Note 1:
In connection with the Merger, HAZAMA will issue 43,834,207 shares (tentative) of its common stock. (Note that none of the treasury stock held by HAZAMA will be used for the allotment of shares in the Merger.)

Note 2:
0.53 shares of HAZAMA’s common stock will be allotted and delivered for each share of the Company’s common stock. However, for its current holding of 2,781,948 shares of treasury stock, the Company will not receive any allotment of shares in the Merger.

Note 3:
Shareholders who, as a result of the Merger, will hold HAZAMA shares constituting less than one unit will not be able to trade such shares on the Tokyo Stock Exchange. These shareholders will instead be able to use either of the following systems:

(1)	Purchasing system for shares less than one unit This is a system for HAZAMA to purchase shares constituting less than one unit held by shareholders.
(2)
System for increasing holding up to one unit
This is a system for shareholders with shares constituting less than one unit to purchase HAZAMA shares to increase their holdings up to one unit (100 shares). As HAZAMA does not currently have such a system, the company intends to create one for the benefit of shareholders who, as a result of the Merger, will hold shares constituting less than one unit. HAZAMA plans to submit a proposal to the extraordinary shareholders’ meeting and class meeting scheduled for July 20 that would make changes to the company’s articles of incorporation including the creation of such a system. The change would take place from April 1, 2013.

Note 4:
Shareholders who, as a result of the Merger, will receive a fractional share less than one HAZAMA share will receive a monetary payment that corresponds to their fractional share in accordance with Article 234 of the Companies Act and other related laws and regulations.

b.	Basis of Analyses

To ensure that the merger ratio used in the Merger is calculated in a fair and appropriate manner, the Company and HAZAMA selected as independent calculation agents ABeam M&A Consulting Ltd. (“ABeam M&A Consulting”) and Frontier Management Inc. (“Frontier Management”), respectively.

ABeam M&A Consulting conducted valuations for the common stock of both companies using the market price method, on the grounds that the common stock of both companies has a market price, and also conducted calculations using the discounted cash flow method (“DCF method”) to reflect in the valuation the future state of their businesses. The market price method used May 23, 2012 as the reference date and calculations took into account the closing price on the reference date, and the average closing price and volume-weighted average price for the one-month, three-month, and six-month periods prior to the reference date. The valuation range calculated using each method, assuming the value of one share of HAZAMA common stock to be 1, is shown in the table below.

Method used	Valuation range for merger ratio
Market price method	0.51–0.63
DCF method	0.50–0.61

ABeam M&A Consulting calculated the merger ratio using materials provided by both companies and publicly available information. As ABeam M&A Consulting’s calculations assume all of such materials and information to be accurate and complete, ABeam M&A Consulting has made no independent verification to determine the accuracy and completeness of such materials and information. ABeam M&A Consulting has carried out no independent evaluation, appraisal, or assessment of the assets and liabilities (including the analysis or evaluation of individual assets and liabilities) of either company or their affiliates, nor has ABeam M&A Consulting sought an appraisal or assessment from a third-party organization (this statement also covers off-balance-sheet assets and liabilities, and contingent liabilities). The calculations also assume that both companies’ business plans and financial projections have been produced rationally based on the current best possible predictions and judgment of the management of both companies.

Note that if the assumptions underlying the calculation of the merger ratio change, calculation results may be affected.

Frontier Management calculated the merger ratio for the common stock of both companies using the market price average method, on the grounds that the common stock of both companies has a market price, and also conducted a valuation using the DCF method for both companies. The valuation range for the merger ratio calculated using each method, which is given as numbers of shares of HAZAMA common stock to be allotted for one share of the Company common stock, is shown in the table below.

Method used	Valuation range for merger ratio
Market price average method	0.53–0.54
DCF method	0.48–0.54

Note that the market price average method used May 23, 2012 as the reference date, and the calculations used the closing price of the common stock of both companies on the Tokyo Stock Exchange on the average closing price for the one-month, three-month, and six-month periods prior to the reference date.

Frontier Management’s calculations of the merger ratio assume that all public information taken into account, all financial information provided by both companies, and any other information used are accurate and complete, and therefore Frontier Management has undertaken no independent verification of the accuracy or completeness of such information and data. Further, Frontier Management has carried out no independent evaluation, appraisal, or assessment of the market value or fair value of the assets or liabilities (including financial derivatives, off-balance-sheet assets and liabilities, and contingent liabilities) of either company or their affiliates, nor has it sought an appraisal or assessment from a third-party organization. Furthermore, Frontier Management’s calculations assume that the financial projections and other forward-looking statements provided by both companies have been made rationally based on the current best possible predictions and judgment of the management of respective companies, and that actual future finances will be in accordance with these projections. The calculations depend on these projections and related information, and Frontier Management has not carried out any independent investigations. Frontier Management’s calculations of the merger ratio reflect the above information and data as of May 23, 2012.

Note that the future profitability projections for the Company which serve as the basis of the DCF method calculations by ABeam M&A Consulting and Frontier Management do not predict major increases or decreases in profit.

Further, the future profitability projections for HAZAMA which serve as the basis of the DCF method calculations by ABeam M&A Consulting and Frontier Management include a fiscal year in which a major increase in profit is predicted. Specifically, in the fiscal year ending March 2012, there was an increase in tax expenses as a result of a partial impairment of assets the company recognized and the enactment of a law concerning a reduction in the corporate income tax rate in Japan. However, projections for the fiscal year ending March 31, 2013 show a major increase in net income over the preceding fiscal year, as at the current time the company is no longer expecting such impact from the increase in tax expenses on its revenue plans in and after the fiscal year ending March 2013.

c.	Background of Analyses
As described above, the Company and HAZAMA requested their respective independent calculation agents to calculate the merger ratio for the Merger and received from the respective agents merger ratio calculation reports. Both companies, after comprehensive consideration of the both companies’ financial and asset situations, business and performance outlook, historical and current stock price performance and other factors, entered into detailed discussions and negotiations with reference to the results shown in the calculation reports and reached agreement that the merger ratio as shown above is appropriate.

d.	Relationship with the Financial Advisors
Neither ABeam M&A Consulting, the independent calculation agent advising the Company, nor Frontier Management, the independent calculation agent advising HAZAMA, falls under the category of a related party of the Company or HAZAMA or has any particular interests to be declared with regard to the Merger.

ii.	Suitability of amount of the merging company’s capital and reserves, etc.
The merging company’s capital shall be 12,000 million yen, and the amount of reserves shall be decided following separate consultation between the Company and HAZAMA in accordance with that prescribed in Articles 35 and 36 of the Ordinance on Accounting of Companies. Based on laws and regulations and HAZAMA’s capital policies, the above stated capital and reserve amounts, etc., are considered suitable.

iii.	Grounds for selecting HAZAMA stock as the merger consideration
The Company and HAZAMA have selected HAZAMA common stock as the merger consideration primarily on the grounds that trading opportunities are ensured due to HAZAMA common stock being listed in the First Section of the Tokyo Stock Exchange, and that, by receiving HAZAMA common stock, the Company’s shareholders will be able to enjoy profits earned from synergy following the Merger.

iv.	Actions taken to prevent harm to the Company’s shareholder value
The Company holds 10,000,000 shares of HAZAMA common stock, 250,000 shares of HAZAMA Class IV preferred stock, and 125 units of the second issue of HAZAMA share options. When examining the Merger, both companies therefore had their respective independent calculation agents calculate the merger ratio and report the results in order to ensure fairness. Based on the results of the merger ratio calculation, both companies entered into negotiations and discussions which resulted in an agreement to carry out the Merger using an agreed merger ratio. The Company and HAZAMA requested ABeam M&A Consulting and Frontier Management, their respective independent calculation agents, to calculate the merger ratio and received calculation reports from them. Note that neither the Company nor HAZAMA has received a fairness opinion from their respective independent calculation agents.

2.	Items to be referenced in connection with the merger consideration
i.	Contents of HAZAMA’s charter

Chapter 1: General Provisions

Article 1: Trade Name
The Company is called KABUSHIKIGAISHA HAZAMAGUMI, and the name in English is HAZAMA CORPORATION.

Article 2: Purpose
The purpose of the Company is to engage in the following activities:
(i)	Civil engineering, building construction, and other construction work surveys, measurements, planning, designing, execution, supervising, technical guidance contracts, and commissioning;
(ii)	Provision of construction supplies, machinery, and appliances;
(iii)	Real estate transactions and the ownership and use of real property and securities;
(iv)	Soil survey and purification work contracts, business involving the collection, handling, and disposal of waste, and consulting work relating to such business;
(v)	Business incidental to each of the preceding items; and
(vi)	Joint management of business relating to each of the preceding items with other parties, and investment in other businesses.

Article 3: Location of Head Office
The Company shall have its head office located in Minato-ku, Tokyo.

Article 4: Organs
In addition to shareholders’ meetings and directors, the Company shall establish the following organs:
(i)	Board of directors;
(ii)	Auditors;
(iii)	Board of auditors; and
(iv)	Accounting auditors.

Article 5: Method of Giving Public Notices
The Company’s notifications and announcements shall be published electronically; provided, however, that public notices shall be published in the Nihon Keizai Shimbun in the event that the Company is unable to make announcements electronically due to accidents or some other unavoidable circumstance.

Chapter 2: Shares

Article 6: Total Number of Authorized Shares
The total number of shares of stock that the Company shall have authority to issue is 400,000,000 shares, which shall consist of 397,250,000 shares of common stock, 750,000 shares of Class I preferred stock, 875,000 shares of Class II preferred stock, 875,000 shares of Class III preferred stock, and 250,000 shares of Class IV preferred stock.

Article 7: Number of Shares Constituting One Unit
The number of shares constituting one unit of the Company’s common stock, Class I preferred stock, Class II preferred stock, Class III preferred stock, and Class IV preferred stock shall be 100.

Article 8: Rights of Shareholders Who Own Shares of Less Than One Unit
Company shareholders may not exercise any rights other than the rights stated below with regard to shares of less than one unit that they own:
(i)	Rights provided for in each item of Article 189 (2) of the Companies Act;
(ii)	The right to request in accordance with the provisions of Article 166 (1) of the Companies Act; and
(iii)	The right to receive an allotment of shares for subscription and an allotment of share options for subscription according to the number of shares owned by the shareholder.

Article 9: Administrator of Shareholder Registry
1.	The Company shall have an administrator of shareholder registry.
2.	The administrator of shareholder registry and the administrative work handling location thereof shall be determined by a resolution of the board of directors and public notice shall be given thereof.
3.
The preparation and keeping of the Company’s shareholder registry and share option registry and other administrative work relating to the shareholder registry and share option registry shall be entrusted to the administrator of shareholder registry, and shall not be handled by the Company.

Article 10: Share Administration Handling Regulations
In addition to what is provided for in laws and regulations and these Articles of Incorporation, handling and charges relating to shares in the Company shall be in accordance with the Share Administration Handling Regulations determined by the board of directors.

Chapter 3: Preferred Stock

Article 11: Class I Preferred Stock
The details of Class I preferred stock issued by the Company shall be as follows.

(Class I Preferred Dividends)
(i)	a.
When distributing a dividend of surplus set forth in Article 46, the Company shall pay to shareholders who own Class I preferred stock (hereinafter referred to as “Class I Preferred Shareholders”) or registered pledgees of Class I preferred stock (hereinafter referred to as “Class I Preferred Registered Pledgees”), the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class I preferred stock (hereinafter referred to as “Class I Preferred Dividend”), prior to payment to shareholders who own common stock (hereinafter referred to as “Common Shareholders”) or registered pledgees of common stock (hereinafter referred to as “Registered Pledgees of Common Stock”).

b.
When the amount of the dividend of surplus paid to Class I Preferred Shareholders or Class I Preferred Registered Pledgees in a particular fiscal year does not meet the amount of the Class I Preferred Dividend, the shortfall shall not be carried over for accumulation to the following fiscal year and thereafter.

c.	Dividends in excess of the amount of the Class I Preferred Dividend shall not be paid to Class I Preferred Shareholders or Class I Preferred Registered Pledgees.

(Period of Exclusion of Class I Preferred Dividends)
(ii)	The provisions of Article 47 shall apply mutatis mutandis to payment of Class I Preferred Dividends.

(Distribution of Residual Assets to Class I Preferred Shareholders)
(iii)	a.
When distributing the Company’s residual assets, 4,000 yen per Class I preferred stock shall be paid to Class I Preferred Shareholders or Class I Preferred Registered Pledgees, prior to any distribution to Common Shareholders or Registered Pledgees of Common Stock.

b.	Except as provided for in the preceding subitem, residual assets shall not be distributed to Class I Preferred Shareholders or Class I Preferred Registered Pledgees.

(Voting Rights of Class I Preferred Shareholders)
(iv)	Class I Preferred Shareholders shall not have voting rights at shareholders’ meetings.

(Consolidation or Splitting of Class I Preferred Stock, Allotment of Shares for Subscription, Etc.)
(v)	a.	Unless provided for in laws and regulations, the Company shall not consolidate or split Class I preferred stock.
b.
The Company shall not grant to Class I Preferred Shareholders the right to receive an allotment of shares for subscription or the right to receive an allotment of share options for subscription, and shall not allot to Class I Preferred Shareholders shares without contribution or share options without contribution.

(Right to Demand Acquisition of Class I Preferred Stock)
(vi)
During the period in which demands may be made for acquisition determined by a resolution of the board of directors at the time of issue (hereinafter referred to as the “Acquisition d Demand Period”), Class I Preferred Shareholders may, on the condition of acquisition determined by such resolution, demand the delivery of common stock in exchange for the Company acquiring Class I preferred stock.

(Class I Preferred Stock Simultaneous Acquisition Clause)
(vii)	a.
With respect to Class I preferred stock for which an acquisition demand was not made during the Acquisition Demand Period provided for in the preceding item, on the day immediately following the last day of such period (hereinafter referred to as the “Blanket Acquisition Date”) the Company shall, in exchange for the Company acquiring all such shares, deliver to Class I Preferred Shareholders the number of shares of common stock obtained by dividing an amount equivalent to the amount paid for one share of Class I preferred stock by the average closing price (including indicative prices) on each day of ordinary transactions (excluding the number of days on which there is no closing price) in the Company’s common stock for 30 trading days on the Tokyo Stock Exchange, Inc. starting 45 trading days before the Blanket Acquisition Date. Calculations of the average closing price shall calculate up to one decimal place less than one yen and shall round the decimal number up to a whole yen.

b.
In such cases, when the said average closing price (1) exceeds the upper acquisition price determined by a resolution of the board of directors at the time of issuing Class I preferred stock, or (2) falls below the minimum acquisition price determined by such resolution of the board of directors, common stock shall be delivered in the number obtained by dividing an amount equivalent to the amount paid for one share of Class I preferred stock by either the upper acquisition price in the case of (1) or the minimum acquisition price in the case of (2).

c.
If a fractional number of less than one share arises in calculating the aforementioned number of shares of common stock, such a fractional share shall be handled in accordance with the provisions on the consolidation of shares stipulated in the Companies Act.

Article 12: Class II Preferred Stock
The provisions of Article 11 shall apply mutatis mutandis to the details of Class II preferred stock issued by the Company. In such case, “Class I preferred stock” shall be read “Class II preferred stock,” “Class I Preferred Shareholders” shall be read “Class II preferred shareholders,” “Class I Preferred Registered Pledgees” shall be read “Class II preferred registered pledgees,” and “Class I Preferred Dividend” shall be read “Class II preferred dividend.”

Article 13: Class III Preferred Stock
The details of Class III preferred stock issued by the Company shall be as follows.

(Class III Preferred Dividends)
(i)	a.
When distributing a dividend of surplus set forth in Article 46, the Company shall pay to shareholders who own Class III preferred stock (hereinafter referred to as “Class III Preferred Shareholders”) or registered pledgees of Class III preferred stock (hereinafter referred to as “Class III Preferred Registered Pledgees”) the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class III preferred stock (hereinafter referred to as “Class III Preferred Dividend”), prior to payment to Common Shareholders or Registered Pledgees of Common Stock.

b.
When the amount of the dividend of surplus paid to Class III Preferred Shareholders or Class III Preferred Registered Pledgees in a particular fiscal year does not meet the amount of the Class III Preferred Dividend, the shortfall (hereinafter referred to as “Class III Accumulated Outstanding Dividends”) shall, limited to the following fiscal year, be paid to Class III Preferred Shareholders, prior to the payment of Class I Preferred Dividends or Class IV preferred dividends and of dividends of surplus to Common Shareholders or Registered Pledgees of Common Stock.

c.
When there is residual profit after Class III Preferred Dividends have been paid, the surplus may be paid up to the same amount as the Class III Preferred Dividend to Common Shareholders or Registered Pledgees of Common Stock, and when paying surplus with respect to the residual, an equal amount per share shall be paid to Class III Preferred Shareholders or Class III Preferred Registered Pledgees and Common Shareholders or Registered Pledgees of Common Stock.

(Application Mutatis Mutandis)
(ii)
The provisions of items 2 to 7 of Article 11 shall apply mutatis mutandis to Class III preferred stock. In such case, “Class I preferred stock” shall be read “Class III preferred stock,” “Class I Preferred Shareholders” shall be read “Class III Preferred Shareholders,” “Class I Preferred Registered Pledgees” shall be read “Class III Preferred Registered Pledgees,” and “Class I Preferred Dividend” shall be read “Class III Preferred Dividend.”

Article 14: Class IV Preferred Stock
The details of Class IV preferred stock issued by the Company shall be as follows.

(Class IV Preferred Dividends)
(i)	a.
When distributing a dividend of surplus set forth in Article 46, the Company shall pay to shareholders who own Class IV preferred stock (hereinafter referred to as “Class IV Preferred Shareholders”) or registered pledgees of Class IV preferred stock (hereinafter referred to as “Class IV Preferred Registered Pledgees”) the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class IV preferred stock (hereinafter referred to as “Class IV Preferred Dividend”), prior to payment to Common Shareholders or Registered Pledgees of Common Stock.

b.
When the amount of the dividend of surplus paid to Class IV Preferred Shareholders or Class IV Preferred Registered Pledges in a particular fiscal year does not meet the amount of the Class IV Preferred Dividend, the shortfall shall not be carried over for accumulation to the following fiscal year and thereafter.

c.	Dividends in excess of the amount of Class IV Preferred Dividends shall not be paid to Class IV Preferred Shareholders or Class IV Preferred Registered Pledgees.

(Period of Exclusion of Class IV Preferred Dividends)
(ii)	The provisions of Article 47 shall apply mutatis mutandis to the payment of Class IV Preferred Dividends.

(Distribution of Residual Assets to Class IV Preferred Shareholders)
(iii)	a.
When distributing the Company’s residual assets, 4,000 yen per Class IV preferred stock shall be paid to Class IV Preferred Shareholders or Class IV Preferred Registered Pledgees, prior to any distribution to Common Shareholders or Registered Pledgees of Common Stock.

b.	Except as provided for in the preceding subitem, residual assets shall not be distributed to Class IV Preferred Shareholders or Class IV Preferred Registered Pledgees.

(Class IV Preferred Shareholders’ Right to Demand Acquisition)
(iv)	a.	Class IV Preferred Shareholders may demand that the Company acquire some or all shares of Class IV preferred stock on and after August 1, 2004.
b.
The Company shall conduct acquisition procedures by October 31 of each year with respect to Class IV preferred stock for which acquisition was demanded during the year up until July 31 of each year, setting as the upper limit an amount obtained by adding the total of the end-of-term balance of retained earnings brought forward (including when the end-of-term balance of retained earnings brought forward is negative) and the end-of-term balance of other capital surplus (calculated as 0 yen when the balance is negative) reported in the statement of changes in net assets for the immediately preceding fiscal year to the voluntary retained earnings for the acquisition of such preferred stock (calculated as 0 yen in the event that there are no such voluntary retained earnings).

c.	The Company shall pay an amount equivalent to the issue price as consideration for acquisition to Class IV Preferred Shareholders or Class IV Preferred Registered Pledgees.
d.
In the event that the total amount of acquisition demanded in accordance with subitem a. exceeds the upper limit of acquisition set forth in subitem b., then Class IV preferred stock to be acquired shall be determined by lottery or some other method.

(Voting Rights of Class IV Preferred Shareholders)
(v)	Class IV Preferred Shareholders shall not have voting rights at shareholders’ meetings.

(Consolidation or Splitting of Class IV Preferred Stock, Allotment of Shares for Subscription, Etc.)
(vi)	a.	Unless provided for in laws and regulations, the Company shall not consolidate or split Class IV preferred stock.
b.
The Company shall not grant to Class IV Preferred Shareholders the right to receive an allotment of shares for subscription or the right to receive an allotment of share options, and shall not allot to Class IV Preferred Shareholders shares without contribution or share options without contribution.

(Right to Demand Acquisition of Class IV Preferred Stock)
(vii)
During the period in which demands may be made for acquisition determined by a resolution of the board of directors at the time of issue (hereinafter referred to as the “Purchase Demand Period”), Class IV Preferred Shareholders may, on the condition of acquisition determined by such resolution, demand the delivery of common stock in exchange for the Company acquiring Class IV preferred stock.

(Class IV Preferred Stock Simultaneous Acquisition Clause)
(viii)	a.
With respect to Class IV preferred stock for which an acquisition demand was not made during the Purchase Demand Period provided for in the preceding item, on the day immediately following the last day of such period (hereinafter referred to as the “Simultaneous Acquisition Date”) the Company shall, in exchange for the Company acquiring all shares of such stock, deliver to Class IV Preferred Shareholders the number of shares of common stock obtained by dividing an amount equivalent to the amount paid for one share of Class IV preferred stock by the average closing price (including indicative prices) on each day of ordinary transactions (excluding the number of days on which there is no closing price) in the Company’s common stock for 30 trading days on the Tokyo Stock Exchange Inc. starting 45 trading days before the Simultaneous Acquisition Date. Calculations of the average closing price shall calculate up to one decimal place less than one yen and shall round the decimal number up to a whole yen.

b.
In such cases, when the said average closing price (1) exceeds the upper acquisition price determined by a resolution of the board of directors at the time of issuing Class IV preferred stock, or (2) falls below the minimum acquisition price determined by such resolution of the board of directors, common stock shall be delivered in the number obtained by dividing an amount equivalent to the amount paid for one shares of Class IV preferred stock by either the upper acquisition price in the case of (1) or the minimum acquisition price in the case of (2).

c.
If a fractional number of less than one share arises in calculating the aforementioned number of shares of common stock, such a fractional share shall be handled in accordance with the provisions on consolidation of shares stipulated in the Companies Act.

Article 15: Order of Priority
The priority for the payment of preferred dividends and the distribution of residual assets shall be the same for all classes of preferred stock issued, with the exception of Class III Accumulated Outstanding Dividends.

Chapter 4: Shareholders’ Meetings

Article 16: Calling
The general shareholders’ meeting of the Company shall be convened in June of each year and extraordinary shareholders’ meetings shall be convened whenever such necessity arises.

Article 17: Record Date for General Shareholders’ Meetings
The record date for voting rights at the Company’s general shareholders’ meetings shall be March 31 of each year.

Article 18: Convener and Chair
1.	The president and director shall convene and chair shareholders’ meetings.
2.
When the president and director is unable to act, another director shall convene and chair a shareholders’ meeting in accordance with an order of priority determined in advance by the board of directors.

Article 19: Disclosure of Shareholders’ Meeting Reference Documents, Etc., on the Internet and Deemed Provision Thereof
When convening shareholders’ meetings, the Company may be deemed to have provided shareholders with information relating to matters that should be stated or indicated in shareholders’ meeting reference documents, business reports, financial statements, and consolidated financial statements by disclosing such information using methods which use the Internet in accordance with that provided for in an ordinance of the Ministry of Justice.

Article 20: Resolutions
1.
Unless otherwise provided for in laws and regulations or these Articles of Incorporation, resolutions of shareholders’ meetings shall be passed by the majority of voting rights of shareholders in attendance who are able to exercise their voting rights.

2.
Resolutions provided for in Article 309 (2) of the Companies Act shall be made by two-thirds or more of the voting rights of shareholders in attendance at meetings where shareholders holding one-third or more of the voting rights of the shareholders entitled to exercise their voting rights are present.

Article 21: Proxy Voting
1.	A shareholder may exercise his or her voting rights through a proxy who shall be another shareholder of the Company having voting rights.
2.	The shareholder or the proxy shall submit a document evidencing the authority of proxy to the Company for each shareholders’ meeting.

Article 22: Minutes
A summary of agenda proceedings at shareholders’ meetings, the outcome, and other matters provided for in laws and regulations shall be specified or recorded in minutes, and shall be affixed with the names and seals or electronic signatures of the chair and the directors in attendance, and minutes shall be preserved.

Article 23: Application Mutatis Mutandis
The provisions of Articles 18, 21, and 22 shall apply mutatis mutandis to class meetings.

Chapter 5: Directors and the Board of Directors

Article 24: Number
The Company shall have no more than 10 directors.

Article 25: Method of Election
1.	Directors shall be elected at shareholders’ meetings.
2.
Resolutions on the election of directors shall be made by a majority of the voting rights of shareholders in attendance at meetings where shareholders holding one-third or more of the voting rights of the shareholders entitled to exercise their voting rights are present.

3.	Resolutions on the election of directors shall not be made by cumulative voting.

Article 26: Term
The term of directors shall continue until the conclusion of the general shareholders’ meeting for the final fiscal year which ends within one year of their election.

Article 27: Representative Director
The board of directors shall appoint a representative director by a resolution.

Article 28: Convener and Chair of Meetings of the Board of Directors
1.	Unless otherwise provided for in laws and regulations, the president and director shall convene and chair meetings of the board of directors.
2.
When the president and director is unable to act or the position is vacant, another director shall convene and chair a meeting of the board of directors in accordance with an order of priority determined in advance by the board of directors.

Article 29: Notice of Calling Meetings of the Board of Directors
1.
Notification of the calling of meetings of the board of directors shall be issued to each director and auditor three days prior to the date of the meeting; provided, however, that this period may be shortened when urgently necessary.

2.	Meetings of the board of directors may be held without the procedures of calling if the consent of all directors and auditors is obtained.

Article 30: Resolutions of the Board of Directors
Resolutions of the board of directors shall be made by a majority of the directors in attendance at meetings where the majority of the directors are present.

Article 31: Omitting Resolutions of the Board of Directors
The Company shall deem that a resolution of the board of directors has been made when the requirements of Article 370 of the Companies Act have been met.

Article 32: Minutes of Meetings of the Board of Directors
A summary of agenda proceedings at meetings of the board of directors, the outcome, and other matters provided for in laws and regulations shall be specified or recorded in minutes, and shall be affixed with the names and seals or electronic signatures of the directors and auditors in attendance, and minutes shall be preserved.

Article 33: Regulations of the Board of Directors
In addition to laws and regulations and these Articles of Incorporation, matters relating to the board of directors shall be in accordance with the Regulations of the Board of Directors adopted by the board of directors.

Article 34: Exemption of Directors from Liability
The Company may exempt directors (including former directors), by a resolution of the board of directors and to the extent allowed by laws and regulations, from their liability for damages in accordance with the provisions of Article 426 (1) of the Companies Act.

Chapter 6: Auditors and Board of Auditors

Article 35: Number
The Company shall have no more than four auditors.

Article 36: Method of Election
1.	Auditors shall be elected at shareholders’ meetings.
2.
Resolutions on the election of auditors shall be made by a majority of the voting rights of shareholders in attendance at meetings where shareholders holding one-third or more of the voting rights of the shareholders entitled to exercise their voting rights are present.

Article 37: Term
1.	The term of auditors shall continue until the conclusion of the general shareholders’ meeting for the final fiscal year which ends within four years of their election.
2.
The term of an auditor elected as a substitute for an auditor who retired from office before the expiration of the term of office shall continue until the time the term of office of the auditor who retired from office expires.

Article 38: Full-Time Auditors
The board of auditors shall appoint full-time auditors by a resolution.

Article 39: Notice of Calling Meetings of the Board of Auditors
1.
Notification of the calling of meetings of the board of auditors shall be issued to each auditor three days prior to the date of the meeting; provided, however, that this period may be shortened when urgently necessary.

2.	Meetings of the board of auditors may be held without the procedures of calling if the consent of all auditors is obtained.

Article 40: Resolutions of the Board of Auditors
Unless otherwise provided for in laws and regulations, resolutions of the board of auditors shall be made by a majority of auditors.

Article 41: Minutes of Meetings of the Board of Auditors
A summary of agenda proceedings at meetings of the board of auditors, the outcome, and other matters provided for in laws and regulations shall be specified or recorded in minutes, and shall be affixed with the names and seals or electronic signatures of the auditors in attendance, and minutes shall be preserved.

Article 42: Regulations of the Board of Auditors
In addition to laws and regulations and these Articles of Incorporation, matters relating to the board of auditors shall be conducted in accordance with the Regulations of the Board of Auditors adopted by the board of auditors.

Article 43: Exemption of Auditors from Liability
The Company may exempt auditors (including former auditors), by a resolution of the board of directors and to the extent allowed by laws and regulations, from their liability for damages in accordance with the provisions of Article 426 (1) of the Companies Act.

Chapter 7: Accounts

Article 44: Fiscal Year
The fiscal year of the Company shall be for one year from April 1 of each year until March 31 of the following year.

Article 45: Organ for Deciding Dividends of Surplus, Etc.
Unless otherwise provided for in laws and regulations, the Company may determine dividends of surplus and other matters provided for in each item of Article 459 (1) of the Companies Act by a resolution of the board of directors, rather than a resolution of a shareholders’ meeting.

Article 46: Record Date for Dividends of Surplus
1.	The record date for the Company’s fiscal year-end dividends shall be March 31 of each year.
2.	The record date for the Company’s interim dividends shall be September 30 of each year.
3.	In addition to that provided for in the preceding two paragraphs, the Company may pay dividends of surplus, setting record dates therefor.

Article 47: Period of Exclusion of Dividends
The Company shall be exempt from the duty to pay dividends when payments have not been received after a period of three years has elapsed from the date of commencement of payment in the event that dividend property is monetary.

HAZAMA has resolved to submit a proposal concerning a partial amendment to the Articles of Incorporation at the extraordinary shareholders’ meeting to be held on July 20, 2012. The details of the proposal are as follows.

Amendment to HAZAMA’s Articles of Incorporation:
Comparison of Current and Proposed Provisions
  (Underlining indicates amendments.)

Current Charter	Proposed Amendments
Chapter 1: General Provisions Article 1: Trade Name The Company is called KABUSHIKIGAISHA HAZAMAGUMI, and the name in English is HAZAMA CORPORATION.	Chapter 1: General Provisions Article 1: Trade Name The Company is called KABUSHIKIGAISHA ANDO HAZAMA, and the name in English is HAZAMA ANDO CORPORATION.
Article 2: Purpose The purpose of the Company is to engage in the following activities:	Article 2: Purpose The purpose of the Company is to engage in the following activities:
(i) Civil engineering, building construction, and other construction work surveys, measurements, planning, designing, execution, supervising, technical guidance contracts, and commissioning;	(i)	Civil engineering, building construction, and other construction work surveys, measurements, planning, designing, execution, supervising, technical guidance contracts, commissioning, and consulting work;
(ii)~(iv)	(ii)~(iv)
(Omitted)	(No Amendments)
(Newly added)	(v)	Planning, designing, and consulting work relating to area development, urban development, environmental improvements, etc.;
(Newly added)	(vi)	Power generation, electricity, thermal, and other energy supply business, and consulting work relating to such business;
(Newly added)	(vii)	Investment in real-estate special purpose companies involving building construction contracts, the purchase and sale of equity interests therein, and the ownership and sale of trust beneficiary rights;
(Newly added)	(viii)	Acquisition, development, licensing, and sale of software, industrial property rights, and know-how relating to the use of computers;

Current Charter	Proposed Amendments
(v)~(vi)	(ix)~(x)
(Amendments number)	(No Amendments)
Article 3~5	Article 3~5
(Omitted)	(No Amendments)
Chapter 2: Shares	Chapter 2: Shares
Article 6~7	Article 6~7
(Omitted)	(No Amendments)
Article 8: Rights of Shareholders Who Own Shares of Less Than One Unit	Article 8: Rights of Shareholders Who Own Shares of Less Than One Unit
(Omitted)	(No Amendments)
(i)~(iii)	(i)~(iii)
(Omitted)	(No Amendments)
(Newly added)	(iv)	The right to submit a request as set forth in the following Article.
(Newly added)	Article 9: Buying Up Shares of Less Than One Unit
	1.	Company shareholders who own shares of less than one unit may request the sale of the number of shares which, together with the number of shares of less than one unit which they hold, constitute one unit in accordance with that set forth in the Share Handling Rules.
	2.	In the event that a request provided for in the preceding paragraph has been made, the Company may decline such request when the Company does not own the number of shares that should be sold.

Article 9~10	Article 10~11
(Amendments number)	(No Amendments)

Current Charter	Proposed Amendments
Chapter 3: Preferred Stock		Chapter 3: Preferred Stock
Article 11: Class I Preferred Stock		Article 12: Class I Preferred Stock
(Amendments number)		(No Amendments)
(Class I Preferred Dividends)		(Class I Preferred Dividends)
(i) a.	When distributing a dividend of surplus set forth in Article 46, the Company shall pay to shareholders who own Class I preferred stock (hereinafter referred to as “Class I Preferred Shareholders”) or registered pledgees of Class I preferred stock (hereinafter referred to as “Class I Preferred Registered Pledgees”), the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class I preferred stock (hereinafter referred to as “Class I Preferred Dividend”), prior to payment to shareholders who own common stock (hereinafter referred to as “Common Shareholders”) or registered pledgees of common stock (hereinafter referred to as “Registered Pledgees of Common Stock”).	(i) a.
When distributing a dividend of surplus set forth in Article 49, the Company shall pay to shareholders who own Class I preferred stock (hereinafter referred to as “Class I Preferred Shareholders”) or registered pledgees of Class I preferred stock (hereinafter referred to as “Class I Preferred Registered Pledgees”), the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class I preferred stock (hereinafter referred to as “Class I Preferred Dividend”), prior to payment to shareholders who own common stock (hereinafter referred to as “Common Shareholders”) or registered pledgees of common stock (hereinafter referred to as “Registered Pledgees of Common Stock”).

b~c.		b~c.
(Omitted)		(No Amendments)
(Period of Exclusion of Class I Preferred Dividends)		(Period of Exclusion of Class I Preferred Dividends)
(ii)	The provisions of Article 47 shall apply mutatis mutandis to payment of Class I Preferred Dividends.	(ii) The provisions of Article 50 shall apply mutatis mutandis to payment of Class I Preferred Dividends.
(iii)~(vii)		(iii)~(vii)
(Omitted)		(No Amendments)

Current Charter	Proposed Amendments
Article 12: Class II Preferred Stock	Article 13: Class II Preferred Stock
The provisions of Article 11 shall apply mutatis mutandis to the details of Class II preferred stock issued by the Company. In such case, “Class I preferred stock” shall be read “Class II preferred stock,” “Class I Preferred Shareholders” shall be read “Class II preferred shareholders,” “Class I Preferred Registered Pledgees” shall be read “Class II preferred registered pledgees,” and “Class I Preferred Dividend” shall be read “Class II preferred dividend.”

The provisions of Article 12 shall apply mutatis mutandis to the details of Class II preferred stock issued by the Company. In such case, “Class I preferred stock” shall be read “Class II preferred stock,” “Class I Preferred Shareholders” shall be read “Class II preferred shareholders,” “Class I Preferred Registered Pledgees” shall be read “Class II preferred registered pledgees,” and “Class I Preferred Dividend” shall be read “Class II preferred dividend.”

Article 13: Class III Preferred Stock	Article 14: Class III Preferred Stock
(No Amendments)
(Class III Preferred Dividends)	(Class III Preferred Dividends)
(i) a.
When distributing a dividend of surplus set forth in Article 46, the Company shall pay to shareholders who own Class III preferred stock (hereinafter referred to as “Class III Preferred Shareholders”) or registered pledgees of Class III preferred stock (hereinafter referred to as “Class III Preferred Registered Pledgees”) the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class III preferred stock (hereinafter referred to as “Class III Preferred Dividend”), prior to payment to Common Shareholders or Registered Pledgees of Common Stock.

(i) a.
When distributing a dividend of surplus set forth in Article 49, the Company shall pay to shareholders who own Class III preferred stock (hereinafter referred to as “Class III Preferred Shareholders”) or registered pledgees of Class III preferred stock (hereinafter referred to as “Class III Preferred Registered Pledgees”) the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class III preferred stock (hereinafter referred to as “Class III Preferred Dividend”), prior to payment to Common Shareholders or Registered Pledgees of Common Stock.

b~c.	b~c.
(Omitted)	(No Amendments)

Current Charter	Proposed Amendments
(Application Mutatis Mutandis)	(Application Mutatis Mutandis)
(ii)
The provisions of items 2 to 7 of Article 11 shall apply mutatis mutandis to Class III preferred stock. In such case, “Class I preferred stock” shall be read “Class III preferred stock,” “Class I Preferred Shareholders” shall be read “Class III Preferred Shareholders,” “Class I Preferred Registered Pledgees” shall be read “Class III Preferred Registered Pledgees,” and “Class I Preferred Dividend” shall be read “Class III Preferred Dividend.”

(ii)
The provisions of items 2 to 7 of Article 12 shall apply mutatis mutandis to Class III preferred stock. In such case, “Class I preferred stock” shall be read “Class III preferred stock,” “Class I Preferred Shareholders” shall be read “Class III Preferred Shareholders,” “Class I Preferred Registered Pledgees” shall be read “Class III Preferred Registered Pledgees,” and “Class I Preferred Dividend” shall be read “Class III Preferred Dividend.”

Article 14: Class IV Preferred Stock	Article 15: Class IV Preferred Stock
(Amendments number)	(No Amendments)
(Class IV Preferred Dividends)	(Class IV Preferred Dividends)
(i) a.
When distributing a dividend of surplus set forth in Article 46, the Company shall pay to shareholders who own Class IV preferred stock (hereinafter referred to as “Class IV Preferred Shareholders”) or registered pledgees of Class IV preferred stock (hereinafter referred to as “Class IV Preferred Registered Pledgees”) the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class IV preferred stock (hereinafter referred to as “Class IV Preferred Dividend”), prior to payment to Common Shareholders or Registered Pledgees of Common Stock.

(i) a.
When distributing a dividend of surplus set forth in Article 49, the Company shall pay to shareholders who own Class IV preferred stock (hereinafter referred to as “Class IV Preferred Shareholders”) or registered pledgees of Class IV preferred stock (hereinafter referred to as “Class IV Preferred Registered Pledgees”) the surplus amount of up to 400 yen per share determined by a resolution of the board of directors when issuing such Class IV preferred stock (hereinafter referred to as “Class IV Preferred Dividend”), prior to payment to Common Shareholders or Registered Pledgees of Common Stock.

b~c	b~c
(Omitted)	(No Amendments)

Current Charter	Proposed Amendments
(Period of Exclusion of Class IV Preferred Dividends)		(Period of Exclusion of Class IV Preferred Dividends)
(ii)	The provisions of Article 47 shall apply mutatis mutandis to the payment of Class IV Preferred Dividends.	(ii)	The provisions of Article 50 shall apply mutatis mutandis to the payment of Class IV Preferred Dividends.
(iii)~(viii)		(iii)~(viii)
(Omitted)		(No Amendments)
Article 15: Order of Priority		Article 16: Order of Priority
(Amendments number)		(No Amendments)
Chapter 4: Shareholders’ Meetings		Chapter 4: Shareholders’ Meetings
Article 16~17		Article 17~18
(Amendments number)		(No Amendments)
Article 18: Convener and Chair		Article 19: Convener and Chair
1.	The president and director shall convene and chair shareholders’ meetings.	1.	The chairman of the board of directors shall convene and chair shareholders’ meetings.
2.	When the president and director is unable to act, another director shall convene and chair a shareholders’ meeting in accordance with an order of priority determined in advance by the board of directors.	2.	When the chairman of the board of directors is unable to act, another director shall convene and chair a shareholders’ meeting in accordance with an order of priority determined in advance by the board of directors.
Article 19~22		Article 20~23
(Amendments number)		(No Amendments)
Article 23: Application Mutatis Mutandis		Article 24: Application Mutatis Mutandis
The provisions of Articles 18, 21, and 22 shall apply mutatis mutandis to class meetings.		The provisions of Articles 19, 22, and 23 shall apply mutatis mutandis to class meetings.
Chapter 5: Directors and the Board of Directors		Chapter 5: Directors and the Board of Directors
Article 24: Number		Article 25: Number
The Company shall have no more than 10 directors.		The Company shall have no more than 12 directors.

Current Charter	Proposed Amendments
Article 25~27		Article 26~28
(Amendments number)		(No Amendments)
Article 28: Convener and Chair of Meetings of the Board of Directors		Article 29: Convener and Chair of Meetings of the Board of Directors
1.	Unless otherwise provided for in laws and regulations, the president and director shall convene and chair meetings of the board of directors.	1.	Unless otherwise provided for in laws and regulations, the chairman of the board of directors shall convene and chair meetings of the board of directors.
2.	When the president and director is unable to act or the position is vacant, another director shall convene and chair a meeting of the board of directors in accordance with an order of priority determined in advance by the board of directors.	2.
When the chairman of the board of directors is unable to act or the position is vacant, another director shall convene and chair a meeting of the board of directors in accordance with an order of priority determined in advance by the board of directors.

Article 29~33		Article 30~34
(Amendments number)		(No Amendments)
Article 34: Exemption of Directors from Liability		Article 35: Exemption of Directors from Liability
1.		1.
(Amendments number)		(No Amendments)
2.	(Newly added)	2.
The Company may conclude a contract or an agreement with external directors (including former external directors) to limit the scope of their liability for damages arising from the negligence in the performance of their duties, in accordance with the provisions of Article 427 (1) of the Company Act; provided, however, that the maximum amount of such liability for damage shall be limited to the amount specified by laws and regulations.

Current Charter	Proposed Amendments
Chapter 6: Auditors and Board of Auditors		Chapter 6: Auditors and Board of Auditors
Article 35~42		Article 36~43
(Amendments number)		(No Amendments)
Article 43: Exemption of Auditors from Liability		Article 44: Exemption of Auditors from Liability
1.		1.
(Amendments number)		(No Amendments)
2.	(Newly added)	2.
The Company may conclude a contract or an agreement with external auditors (including former external auditors) to limit the scope of their liability for damages arising from the negligence in the performance of their duties, in accordance with the provisions of Article 427 (1) of the Company Act; provided, however, that the maximum amount of such liability for damage shall be limited to the amount specified by laws and regulations.

(Newly added)		Chapter 7: Accounting Auditors
(Newly added)		Article 45: Method of Election
Accounting auditors shall be elected at shareholders’ meetings.
(Newly added)		Article 46: Term
		1.	The term of accounting auditors shall continue until the conclusion of the general shareholders’ meeting for the final fiscal year which ends within one year of their election.
2.
Unless otherwise resolved at the general shareholders’ meeting provided for in the preceding paragraph, accounting auditors shall be deemed to have been reelected at such general shareholders’ meeting.

Chapter 7: Accounts		Chapter 8: Accounts

Current Charter	Proposed Amendments
Article 44~47	Article 47~50
(Amendments number)	(No Amendments)

ii.	Items related to the method of realization of merger consideration
a.	Market on which the merger consideration will be traded First Section of the Tokyo Stock Exchange

b.	Entities acting as intermediaries, agents, and representatives in the trading of the merger consideration Brokers nationwide

c.	Details regarding any restrictions on the transfer and disposal of merger consideration No relevant items.

iii.	Items related to market value of the merger consideration
The monthly highest and lowest share prices of HAZAMA stock during the most recent six months are as follows.
The most recent market price of HAZAMA stock and other information can be viewed, for example, on the Tokyo Stock Exchange’s website (http: //www.tse.or.jp/).
By Month	Nov. 2011	Dec. 2011	Jan. 2012	Feb. 2012	Mar. 2012	Apr. 2012
Highest (yen)	190	212	230	275	275	251
Lowest (yen)	140	159	169	226	233	203

3.	Items related to HAZAMA’s financial statements for the most recent fiscal year
The details of HAZAMA’s financial statements and other reports for the most recent fiscal year shall be as stated in the attachment to Proposal 1 of these Reference Materials for Shareholders’ Meeting.

4.
Disposal of significant assets, taking of significant loans and other events affecting the Company and HAZAMA that may have a material effect on the status of their assets following the last day of the previous fiscal year

i.	The Company No relevant items.
ii.	HAZAMA No relevant items.

Item 2:	Appropriation of surplus
In distributing our company’s profits, we regard the returning of profits to our shareholders as a priority management policy. Fundamental to our dividend policy is providing stable and ongoing profit returns while taking into account fluctuations in performance. At the same time we strive to improve our financial soundness while building up our internal reserves for investing in research and development and other measures aimed at making us more competitive. Regarding the year-end dividends for the fiscal year ended March 31, 2012, having taken into overall account such factors as the business environment that lies ahead, we decided on a dividend per share of 1.50 yen, the same amount as that for the fiscal year ended March 31, 2011.
The Company executed a merger agreement on May 24, 2012, pursuant to which HAZAMA and the Company intend to merger effective April 1, 2013 (tentative) with HAZAMA as the surviving company and the Company being absorbed. Accordingly, with the implementation of this merger agreement as condition precedent, the Company will, in place of the year-end dividend for the fiscal year ending March 31, 2013, pay a dividend of surplus of 1.50 yen per share to common stockholders or registered pledgees of shares stated or recorded on the final shareholders registry as of March 31, 2013, the day immediately preceding the effective date of the merger.

1.	Matters regarding the year-end dividend (Record date: March 31, 2012)
(1)	Matters related to the allocation of dividend property to shareholders, and the total amount thereof: ¥1.5 per common share of the Company Total amount ¥124,059,078
(2)	Effective date of distribution of surplus June 29, 2012

2.	Matters regarding the year-end dividend (Record date: March 31, 2013)
(1)	Matters related to the allocation of dividend property to shareholders, and the total amount thereof: ¥1.5 per common share of the Company Total amount ¥124,059,078* as upper limit
(2)	Effective date of distribution of surplus June 28, 2013
*The amount obtained by multiplying the dividend per share by the total number of issued shares (including treasury shares), 85,488,000 shares as of March 31, 2012.

Item 3: Election of Eight (8) Directors
The terms of office of all the existing nine (9) Directors will expire as of the conclusion of the meeting of shareholders. Accordingly, it is proposed that eight (8) directors be appointed.
The candidates for directors are as follows:

Candidate number	Name (date of birth)	Profile, position and responsibilities, and important concurrent positions at other companies, etc.		Ownership of shares of the Company
1	Toshiaki Nomura (March 4, 1950)	April 1972	Joined the Company	33,000 shares
		November 2003	Senior General Manager, Osaka Branch
		April 2004	Executive Officer, Senior General Manager, Osaka Branch
		April 2006	Managing Executive Officer, Senior General Manager, Marketing Division Second
		June 2006	Director, Managing Executive Officer, Senior General Manager, Marketing Division Second
		April, 2008	Director, Senior Executive Officer, Senior General Manager, Marketing Division Second, Senior General Manager, Urban Redevelopment Division
		April 2009	Director, Senior Executive Officer, In Charge of Marketing Division, Senior General Manager, Marketing Division Second, Senior General Manager, Urban Redevelopment Division
		April 2010	Representative Director, Executive Vice President, In Charge of Marketing Division
		April 2011	President and Representative Director, Chief Executive Officer (to present)
2	Ken Aoki (June 8, 1949)	April 1974	Joined the Company	45,000 shares
		June 2003	Executive Officer, Senior General Manager, Tohoku Branch
		June 2005	Director, Executive Officer, Senior General Manager, Tohoku Branch
		April 2006	Director, Managing Executive Officer, Senior General Manager, Building Works Division Second, Metropolitan Area Division, In Charge of Tohoku Area
		April 2008	Director, Senior Executive Officer, Senior General Manager, Building Works Division Second, Metropolitan Area Division, In Charge of Tohoku Area
		April 2009	Director, Senior Executive Officer, Senior General Manager, Metropolitan Area Division, Building Works Division Second , In Charge of Tohoku Area
		April 2010	Representative Director, Executive Vice President, Senior General Manager, Metropolitan Area Division, In Charge of Safety
		April 2011	Representative Director, Executive Vice President, Senior General Manager, Enterprise Management Division, Senior General Manager , Metropolitan Area Division, In Charge of Safety
		April 2012	Representative Director, Executive Vice President, Senior General Manager, Enterprise Management Division, In Charge of Safety (to present)

3	Yoshinobu Okabe (February 28, 1948)	April 1971	Joined the Company	63,000 shares
		June 2003	Executive Officer, Senior General Manager, Overseas Division
		April 2005	Executive Officer, Senior General Manager, Office of the President, In Charge of Overseas Division
		June 2005	Director, Executive Officer, Senior General Manager, Office of the President, In Charge of Overseas Division
		April 2006	Director, Managing Executive Officer, Senior General Manager, Office of the President, In Charge of Overseas Division, In Charge of Affiliates
		April 2008	Director, Senior Executive Officer, Senior General Manager, Office of the President, Senior General Manager, International Division, In Charge of Affiliates
		April 2011	Director, Executive Vice President, Senior General Manager, Office of the President, In Charge of International Division, In Charge of Affiliates (to present)
4	Akinori Bo (December 9, 1953)	March 2006	Executive Officer and Ginza Branch Manager of Mizuho Bank Ltd.	10,000 shares
		April 2007	Managing Executive Officer of Mizuho Trust & Banking Co., Ltd.
		June 2007	Managing Director and Managing Executive Officer of Mizuho Trust & Banking Co., Ltd.
		April 2010	Joined the Company, Senior Executive Officer, In Charge of Administration Division
		June 2010	Director, Senior Executive Officer, In Charge of Administration Division
		April 2012	Director, Executive Vice President, In Charge of Administration Division (to present)
5	Kazuo Ichikawa (April 23, 1947)	April 1970	Joined the Company	37,000 shares
		November 2003	Senior General Manager, Nagoya Branch
		April 2004	Executive Officer, Senior General Manager, Nagoya Branch
		April 2006	Managing Executive Officer, Deputy Senior General Manager, Metropolitan Area Division, Senior General Manager, Enterprise Management Office
		April 2007	Managing Executive Officer, Senior General Manager, Enterprise Management Office, Metropolitan Area Division
		June 2007	Director, Managing Executive Officer, Senior General Manager, Enterprise Management Office, Metropolitan Area Division
		February 2008	Director, Managing Executive Officer, Senior General Manager, Tohoku Branch
		April 2010	Director, Senior Executive Officer, Senior General Manager, Urban Redevelopment Division (to present)

6	Shigeki Endo (April 6, 1951)	April 1974	Joined the Company	32,000 shares
		April 2007	Executive Officer, Senior General Manager, General Building Works Division, Executive Manager, Technical Development & Design Department
		February 2008	Executive Officer, Senior General Manager, Enterprise Management Office, Metropolitan Area Division
		April 2008	Managing Executive Officer, Senior General Manager, Enterprise Management Office, Metropolitan Area Division
		April 2009	Managing Executive Officer, Senior General Manager, General Building Works Division
		June 2009	Director, Managing Executive Officer, Senior General Manager, General Building Works Division
		April 2011	Director, Senior Executive Officer, Senior General Manager, General Building Works Division, Deputy Senior General Manager, Enterprise Management Division
		April 2012	Director, Senior Executive Officer, Senior General Manager, General Building Works Division (to present)
7	Tadashi Kikuchi (August 9, 1948)	April 1972	Joined the Company	31,000 shares
		April 2004	Executive Officer, Senior General Manager, Division First, Marketing Division
		June 2005	Director, Executive Officer, Senior General Manager, Division First, Marketing Division
		April 2006	Director, Managing Executive Officer, Senior General Manager, Marketing Division First
		April 2011	Director, Managing Executive Officer, Senior General Manager, Marketing Division (to present)
8	Masanori Komiya (January 17, 1949)	April 1971	Joined the Company	28,000 shares
		April 2007	Executive Officer, Senior General Manager, Administration Division
		June 2008	Director, Executive Officer, Senior General Manager, Administration Division
		April 2009	Director, Managing Executive Officer, Senior General Manager, Administration Division (to present)

(Note) there are no special interests between respective candidates and the Company.

Item 4: Election of Two (2) Statutory Auditors
The terms of office for Statutory Auditors Shigehiro Wakamatsu and Takashi Ejiri will expire as of the conclusion of the annual meeting of shareholders. Accordingly, it is proposed that two (2) statutory auditors be appointed.
Prior approvals for this agenda have been already obtained from the Board of Statutory Auditors
The candidates for the statutory auditors are as follows.

Candidate number	Name (date of birth)	Profile, position and important concurrent positions at other companies,etc.		Ownership of shares of the Company
1	Shigehiro Wakamatsu (July 1, 1952)	April 1979	Joined the Company	31,000 shares
		April 2006	General Manager, Building Works Proposal Department, General Building Works Division
		January 2008	General Manager, Office of the Statutory Auditor
		June 2008	Statutory Auditor (to present)
2	Takashi Ejiri (May 16, 1942)	April 1969	Registered as an attorney at law	0
		November 1977	Partner at Masuda & Ejiri (presently, Nishimura & Asahi) (to present)
		November 2000	Statutory Auditor of USEN Corporation
		June 2004	Statutory Auditor of the Company (to present)
		Junne 2006	Statutory Auditor of KAGOME Co., Ltd. (to present)
May 2010
Statutory Auditor of Mitsubishi UFJ Securities Holdings Co., Ltd. (to present) Statutory Auditor of Mitsubishi UFJ Morgan Stanley Securities Co.,Ltd. (to present) Statutory Auditor of DIP Corporation (to present)

(Note)
1.	There are no special interests between respective candidates and the Company.
2.
Mr. Takashi Ejiri is a candidate for outside statutory auditor. He has satisfied the requirements of independence specified by the Tokyo Stock Exchange and has registered as an independent statutory auditor pursuant to Tokyo Stock Exchange Security Listing Rule 436-2.

3.
Mr. Takashi Ejiri is nominated as an outside auditor so that he can utilize his expertise and long years of experience as an attorney at law as the statutory auditor of the Company.
He will have completed eight (8) years of office as an outside auditor of the Company as of the conclusion of the annual meeting of shareholders.

4.
Mr. Takashi Ejiri has not been engaged in corporate management in any ways other than serving as an outside statutory auditor; however, he has the expertise and long-years of experience as an attorney at law and the Company considers that he will be able to appropriately perform his duties as an outside auditor.

5.
In April 2012, the Company received an order to suspend certain operations due to a possible violation of the antitrust laws regarding its bid for civil engineering work in the Tama area in Tokyo.
Mr. Takashi Ejiri has worked on the prevention of reoccurrence of issues in this regard by providing recommendations from legal compliance perspectives after the incident, thus performing his duty as an outside auditor.

Memo

The Annual Meeting of Shareholders
Access Map
Location: 7th Floor Meeting Room at the Head Office of ANDO Corporation
     (3-12-8 Shibaura, Minato-ku, Tokyo)
     Phone: 03-3457-0111
Nearest stations
For JR: JR Tamachi Station
For Toei Subway: Toei Asakusa Line Mita Station
               Toei Mita Line Mita Station
* Please note that parking facilities are not available at the venue.